Exhibit 99.1

SCHEDULE I

Transactions in the Securities of the Issuer During the Past Sixty Days

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	6/12/2026	$0.17[2]	(47,200)
Valence	6/12/2026	$0.17[2]	(477,200)
Cogence	6/15/2026	$0.17[2]	(41,900)
Valence	6/15/2026	$0.17[2]	(423,600)
Cogence	6/16/2026	$0.17[2]	(19,000)
Valence	6/16/2026	$0.17[2]	(192,100)
Cogence	6/17/2026	$0.18[2]	(54,100)
Valence	6/17/2026	$0.18[2]	(546,700)
Cogence	6/18/2026	$0.17[2]	(57,300)
Valence	6/18/2026	$0.17[2]	(580,000)
Cogence	6/22/2026	$0.17[2]	(28,800)
Valence	6/22/2026	$0.17[2]	(291,100)
Cogence	6/23/2026	$0.17[2]	(19,600)
Valence	6/23/2026	$0.17[2]	(372,700)
Cogence	6/24/2026	$0.17[2]	(17,200)
Valence	6/24/2026	$0.17[2]	(326,300)
Cogence	6/25/2026	$0.17[3]	(16,688)
Valence	6/25/2026	$0.17[4]	(303,612)
Valence	6/26/2026	$0.16[5]	(1,013,110)
Valence	6/29/2026	$0.16[6]	(421,100)
Valence	6/30/2026	$0.17[7]	(276,700)
Valence	7/1/2026	$0.17[8]	(328,559)

1 Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2 The price reported herein is a weighted average price.

3 The price reported herein is a weighted average price based on prices ranging from $0.16 to $0.18.

4 The price reported herein is a weighted average price based on prices ranging from $0.16 to $0.18.

5 The price reported herein is a weighted average price based on prices ranging from $0.15 to $0.17.

6 The price reported herein is a weighted average price based on prices ranging from $0.15 to $0.17.

7 The price reported herein is a weighted average price based on prices ranging from $0.16 to $0.17.

8 The price reported herein is a weighted average price based on prices ranging from $0.16 to $0.17.